UNITRIN, INC.

2002 STOCK OPTION PLAN

Amended and Restated

1. PURPOSE

The purpose of the Unitrin, Inc. 2002 Stock Option Plan is to secure for Unitrin, Inc. and its shareholders the benefits arising from stock ownership by selected executive and other key employees of Unitrin, Inc. or its subsidiaries or affiliates and such other persons as the Committee (as defined hereafter) may from time to time determine.

2. DEFINITIONS

As used herein, the following words or terms have the meanings set forth below:

"Affiliate" means any person or entity controlled directly or indirectly by the Company, whether by equity ownership, contract or otherwise and shall include direct and indirect subsidiaries of the Company and mutual companies the management of which is controlled by the Company or its subsidiaries.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

"Committee" means the Compensation Committee of the Board or any successor committee. The Committee shall be composed of two or more persons who qualify both as "outside directors" under Section 162(m) of the Code and related regulations and "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, or any successor provisions.

"Common Stock" means the common stock of the Company.

"Company" means Unitrin, Inc., a Delaware corporation.

"Constructive or Actual Delivery" means either: (i) presentation to the Company of a recent brokerage account statement or other written evidence satisfactory to the Committee evidencing beneficial ownership by the Participant of Shares other than Shares held in 401(k), pension, IRA or similar accounts, or (ii) physical delivery of certificates evidencing Shares, properly indorsed for transfer to the Company or with an appropriately executed stock power.

"Disability" or "Disabled" refers to a physical or mental condition that: (i) would qualify a Participant for benefits under a long-term disability insurance plan under which such Participant is covered, or (ii) in the absence of any such plan, would cause such Participant to be unable to substantially perform his or her duties as an employee, director, consultant or advisor, as the case may be.

"Exercise Price" means the price at which the Shares underlying an Option may be purchased upon exercise of the Option.

"Fair Market Value," as used to refer to the price of a Share on a particular day, means the closing price for a Share for that day as subsequently reported in The Wall Street Journal, or if no prices are quoted for that day, the last preceding day on which such prices are quoted (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the fair market value of a Share.)

"ISO" means an Option that satisfies the requirements of Code Section 422(b) and any regulations promulgated thereunder from time to time, or any successor provisions thereto.

"Mature Shares" means Shares that satisfy the following requirements:

(i) have been owned by a Participant free of any encumbrances, vesting requirements or similar restrictions for at least six (6) months; and

(ii) have not been exchanged or surrendered by Constructive or Actual Delivery in full or partial payment of the Exercise Price and/or the related tax withholding obligations arising out of an Option exercise within the previous six months.

"Non-Qualified Option" means an Option that does not satisfy the requirements for an ISO.

"Option" means an option granted to a Participant under this Plan to purchase a designated number of Shares.

"Option Agreement" means an agreement between the Company and a Participant evidencing the terms and conditions of a particular Option.

"Participant" means an individual selected by the Committee to receive an Option or Stock Appreciation Right under the Plan.

"Representative" means an executor, administrator, guardian, trustee or other representative of a Participant who has legal authority to exercise such Participant's Options or Stock Appreciation Rights on behalf of such Participant or such Participant's estate.

"Restorative Option" means an Option granted to a Participant under Section 8 of the Plan.

"Retirement" or "Retires" means the termination of a Participant's employment with the Company and/or its subsidiaries or affiliates after attaining age 55.

"Shares" means shares of the Common Stock.

"Stock Appreciation Right" means a right of the type described in Section 9 of the Plan.

"Substantial Cause" means (a) the commission of a criminal act against, or in derogation of, the interests of the Company or its subsidiaries or affiliates; (b) knowingly divulging confidential information about the Company or its subsidiaries or affiliates to a competitor or to the public or using such information for personal gain, including, without limitation, by trading in Company securities on the basis of material, non-public information; or (c) the performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests or reputation of the Company or its subsidiaries or affiliates to constitute substantial cause for the termination of services by a Participant as an employee, director, consultant or advisor. Nothing in this Plan shall be construed to imply that a Participant's employment or other relationship with the Company or its subsidiaries or affiliates may only be terminated for Substantial Cause.

3. THE COMMITTEE

The Plan shall be administered by the Committee, which shall have authority:

  to construe and interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan;
  to make all determinations as to eligibility pursuant to Section 5(a) of the Plan;
  to grant Options and Stock Appreciation Rights as more fully described in Section 5(b) below;
  to make adjustments or modifications to, or to waive, the terms of any outstanding Options or Stock Appreciation Rights, provided that such actions are consistent with the terms of the Plan and do not adversely affect or impair the rights under such Options or Stock Appreciation Rights;
  to approve and determine the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of the Plan; and
  to make all other determinations necessary or advisable for the administration of the Plan.

All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their Representatives, successors in interest and beneficiaries. Any action of the Committee with respect to administration of the Plan shall be taken at a meeting of the Committee at which a quorum is present or by written consent of its members.

4. SHARES SUBJECT TO PLAN

Subject to adjustment as provided in Section 13(a) hereof, the maximum number of Shares that may be issued pursuant to the exercise of Options and Stock Appreciation Rights shall not exceed five million (5,000,000) Shares in total. The maximum number of Shares that may be issued to an individual Participant under the Plan shall be one-third of such total. If any Option granted under the Plan shall expire or terminate for any reason (other than surrender at the time of exercise of a related Stock Appreciation Right), without having been exercised in full, the unpurchased Shares subject thereto shall again be available for grant under the Plan. Any Shares that are used by Constructive or Actual Delivery as full or partial payment for the Exercise Price of an Option and/or the withholding taxes arising from the exercise of such Option, or that are withheld from the Shares that would otherwise be issued upon exercise of such Option in full or partial payment of such withholding taxes, shall in each case be added to the aggregate number of Shares available for issuance under this Plan.

5. ELIGIBILITY AND GRANTING AUTHORITY

a) Eligibility. The following persons shall be eligible to receive grants of Options or Stock Appreciation Rights under this Plan:

(i) executive and other key employees of the Company or of any subsidiary or affiliate of the Company who are selected by and in the sole discretion of: (a) the Committee or, (b) if applicable, an executive officer of the Company who has been delegated such authority in accordance with Section 5(b)(ii) below; and

(ii) any key person selected by the Committee in its sole discretion who renders services to: (i) the Company or a Company subsidiary or affiliate as a member of its board of directors, or (ii) the Company or a Company subsidiary or affiliate as a consultant or advisor pursuant to a written agreement.

Any persons selected pursuant to Section 5(a)(ii) above shall only be eligible to receive Non-Qualified Options (including Restorative Options issued with respect to such Options).

b) Granting Authority. Subject to the provisions of the Plan, the authority and discretion to determine the Participants to whom and the time or times at which Options shall be granted, whether an Option will be an ISO or a Non-Qualified Option, whether to couple a Stock Appreciation Right with an Option and the terms and conditions of such Right, the number of Shares to be subject to each Option, the Exercise Price, the number of installments, if any, in which each Option may vest, the expiration date of each Option and all other terms and conditions of each Option shall reside with the following persons:

(i) the Committee; and

(ii) if authorized by a resolution adopted by the Board, one or more executive officers of the Company may be delegated such authority and discretion, provided that no such officer may grant Options or Rights to himself or herself or to any officer of the Company who is subject to the reporting and short-swing liability provisions of Section 16 of the Securities Exchange Act of 1934.

6. TERMS OF OPTIONS

a) Duration. Each Option and all rights associated therewith, shall expire on such date as the Committee may determine, subject to earlier termination as provided in this Plan. All Options granted under this Plan shall be granted on or before February 1, 2012, except for Restorative Options which may continue to be granted after February 1, 2012 until the expiration dates of the original Options from which such Restorative Options arose, subject in all events to the limitations in Section 8(b).

b) Exercise Price. The Exercise Price for each Share that is the subject of an Option shall be determined by the Committee and shall not be less than the Fair Market Value of a Share on the date of grant, subject to adjustment pursuant to Section 13.

c) Vesting. Each Option granted under this Plan shall vest and be exercisable in such installments, if any, during the period prior to its expiration date as the Committee shall determine, and, unless otherwise specified in an Option Agreement, no Option shall be exercisable for at least six months after grant except in the case of the death or Disability of the Participant.

d) Non-Transferability. Unless otherwise provided in an Option Agreement, an Option (and any accompanying Stock Appreciation Right) shall not be transferable by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant (or, in the case of the incapacity of the Participant, by the Participant's Representative) regardless of any community property interest therein of the spouse of the Participant, or such spouse's successors in interest. If the spouse of the Participant shall have acquired a community property interest in such Option (or accompanying Stock Appreciation Right), the Participant, or the Participant's Representative, may exercise the Option (or accompanying Stock Appreciation Right) on behalf of the spouse of the Participant or such spouse's successors in interest.

e) Option Agreements. The terms of each Option granted pursuant to this Plan shall be evidenced by an Option Agreement in a form approved by the Committee and signed by both the Company and the Participant, except that a Restorative Option may be evidenced by a certificate or statement issued by the Company that recites the essential terms of such Option.

7. EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

a) Notice by Participant. Each Participant (or such Participant's Representative) who desires to exercise an Option or Stock Appreciation Right shall give advance written notice of such exercise to the Company in such form as may be prescribed from time to time by the Committee or the management of the Company.

b) Payment for Exercises of Options. Before shares will be issued in connection with an Option exercise, the Exercise Price of an Option shall be paid in full by: (i) check payable to the order of the Company; (ii) Constructive or Actual Delivery of Mature Shares; (iii) electronic transfer of funds to an account of the Company; or (iv) any combination of the foregoing. Mature Shares used by Constructive or Actual Delivery to satisfy the Exercise Price of an Option shall be valued at their Fair Market Value on the date of exercise.

c) Partial Exercises. No Option or Stock Appreciation Right may be exercised for a fraction of a share and no partial exercise of any Option or Stock Appreciation Right may be made for less than fifty (50) shares unless the total number of Shares covered by an Option is less than 50 at the time of exercise or unless an Option or Stock Appreciation Right is scheduled to expire within six months of the date of exercise.

d) Withholding Taxes. Upon the exercise of a Non-Qualified Option or a Stock Appreciation Right, the Company shall have the right to: (i) require such Participant (or such Participant's Representative) to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such exercise, or (ii) deduct from all amounts paid in cash with respect to the exercise of a Stock Appreciation Right the amount of any taxes which the Company may be required to withhold with respect to such cash amounts. Subject to the limitation set forth in the next sentence, a Participant or such Participant's Representative may elect to satisfy all or any portion of the tax withholding obligations arising from the exercise of an Option or Stock Appreciation Right either by: (1) any of the methods described in Section 7(b), or (2) directing the Company to withhold Shares that would otherwise be issued pursuant to such exercise. No Participant or Participant's Representative shall have the right to utilize Constructive or Actual Delivery of Mature Shares or have Shares withheld, in either case, in excess of the minimum number required to satisfy applicable tax withholding requirements based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. Shares used in either of the foregoing ways to satisfy tax withholding obligations will be valued at their Fair Market Value on the date of exercise.

e) Exercise of Stock Appreciation Rights. Exercises of Stock Appreciation Rights shall be done in accordance with provisions of Sections 7(a) and 9.

8. RESTORATIVE OPTIONS

a) Grant and Terms of Restorative Options. Subject to Section 8(b), a Restorative Option to purchase Shares will be granted to a Participant in connection with the exercise of an Option if: (i) the Participant elects to pay some or all of the Exercise Price of the Option (the "Underlying Option") and/or any related withholding taxes by Constructive or Actual Delivery of Mature Shares (or, in the case of such taxes, by directing the Company to withhold Shares that would otherwise be issued upon exercise of such Underlying Option); and (ii) for Options under original grants made on or after February 1, 2006, and for Restorative Options relating to such original grants, the Fair Market Value of a Share on the exercise date exceeds the Exercise Price of the Underlying Option by at least the percentage set forth in the Option Agreement. The number of Shares subject to the Restorative Option shall be equal to the sum of: (a) any Mature Shares used by Constructive or Actual Delivery to pay the Exercise Price and/or the related withholding taxes, and (b) any Shares withheld from an exercise in payment of withholding taxes. The Exercise Price of the Restorative Option shall be equal to the Fair Market Value of a Share on the date the Underlying Option is exercised. The Restorative Option shall be fully vested beginning six months after the date of its grant and shall expire on the expiration date of the Underlying Option. All other terms of the Restorative Option shall be identical to the terms of the Underlying Option.

b) Limitations on Restorative Options. No Restorative Options shall be granted: (i) to any Participant who does not meet any of the standards for eligibility set forth in Section 5(a) on the date of exercise of the Underlying Option; (ii) if, on the date of exercise of the Underlying Option, such Option is scheduled to expire within the period set forth in the Option Agreement, or, if not specified in the Option Agreement, within six (6) months; or (iii) for Options under original grants made on or after February 1, 2006, and for Restorative Options relating to such original grants, if the Share price on the exercise date does not meet the appreciation requirement described in Section 8(a)(ii).

9. STOCK APPRECIATION RIGHTS

If deemed appropriate by the Committee, any Option may be coupled with a Stock Appreciation Right at the time of the grant of the Option, or the Committee may grant a Stock Appreciation Right to any Participant at any time after granting an Option to such Participant but prior to the expiration date of such associated Option. Such Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose, provided that:

(i) A Stock Appreciation Right shall be exercisable to the extent, and only to the extent, the associated Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the Option);

(ii) A Stock Appreciation Right shall entitle the Participant to surrender to the Company unexercised the Option to which it is related, or any portion thereof (subject to Section 7(c)), and to receive from the Company in exchange therefor that number of Shares (rounded down to the nearest whole number) having an aggregate value equal to the excess of the Fair Market Value of one Share over the Exercise Price per Share specified in such Option, multiplied by the number of Shares subject to the Option, or portion thereof, which is so surrendered; and

(iii) The Committee may elect to settle, or the Stock Appreciation Right may permit the Participant to elect to receive (subject to approval by the Committee), any part or all of the Company's obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash equal to the aggregate Fair Market Value of that part or all of the Shares it would otherwise be obligated to deliver, provided that in no event shall cash be payable to an officer or director of the Company upon exercise of a Stock Appreciation Right: (i) if the Stock Appreciation Right was exercised during the first six months of its term; or (ii) unless the transaction is otherwise exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934.

10. HOLDING OF COMMON STOCK

At the discretion of the Committee, any Option Agreement may provide that the Participant, by accepting such Option, represents and agrees, for the Participant and the Participant's permitted transferees, that none of the shares purchased upon exercise of the Option or any accompanying Stock Appreciation Right will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the Participant shall furnish evidence in form and substance satisfactory to the Company to that effect, including an indemnification of the Company in the event of any violation of the Securities Act of 1933 or state blue sky law by such Participant.

11. CESSATION OF SERVICES

a) Termination of employment. If a Participant ceases to be an employee of the Company or any of its subsidiaries or affiliates other than by reason of death, Disability or Retirement, then the following consequences shall apply:

(i) If the termination of employment was not for Substantial Cause, then the Participant shall have 90 days from the date of termination in which to exercise all of his or her Options that were vested on such date and all such Options which are not exercised within such 90-day period shall expire and be of no further force or effect. All Options that were not vested on the date of termination shall immediately expire and be of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment provided that no Option may be exercised during a leave of absence, except during the first 90 days thereof unless otherwise consented to in writing by the Committee. The foregoing provisions shall apply equally to any Stock Appreciation Rights held by the Participant.

(ii) If the termination of employment was for Substantial Cause, then all of the Participant's outstanding Options (and any accompanying Stock Appreciation Rights) shall immediately terminate (whether vested or not) as of the date of such termination and shall be of no further force or effect.

b) Death or Disability. Effective for original grants made hereunder on or after February 1, 2005, and for restorative grants relating to such original grants, if a Participant dies or becomes Disabled while employed by the Company or any of its subsidiaries or affiliates or while such Participant was providing services as a director, consultant or advisor to any of such entities, then all Options granted to such Participant that were outstanding but not vested on such date shall immediately vest, and the Participant (or his or her Representative) shall have one year from the date of death or the date the Participant first became Disabled in which to exercise all vested Options held by such Participant on such date. For original grants made hereunder prior to February 1, 2005, and for restorative grants relating to such original grants, if a Participant dies or becomes Disabled while employed by the Company or any of its subsidiaries or affiliates or while such Participant was providing services as a director, consultant or advisor to any of such entities, then the Participant (or his or her Representative) shall have one year from the date of death or the date the Participant first became Disabled in which to exercise any Options that were vested on such date. All Options that were not vested on such date shall immediately expire and be of no further force or effect. The provisions of this Section 11(b) shall apply equally to any Stock Appreciation Rights held by the Participant.

c) Retirement. If a Participant Retires, the following consequences shall apply:

(i) If the Participant continues to render services to the Company or any of its subsidiaries or affiliates as a director, or as a consultant or advisor pursuant to a written agreement, then all Options held by such Participant shall continue in full force and effect in accordance with their terms for so long as such Participant continues to satisfy at least one of the eligibility requirements of Section 5(a). Thereafter, if the Participant dies or becomes Disabled, the provisions of Section 11(b) above shall apply, or if the Participant at any time fails to satisfy at least one of the eligibility requirements of Section 5(a), then the provisions of Section 11(a)(i) above (including time limits for the exercise of vested Options) shall apply as if the Participant had experienced a termination of employment thereunder. The foregoing provisions shall apply equally to any Stock Appreciation Rights held by the Participant.

(ii) If the Participant does not at the time of Retirement satisfy any of the eligibility requirements of Section 5(a), then the Participant shall have one year from the date of retirement in which to exercise all of his or her Options that were vested on such date and all such Options which are not exercised within such one-year period shall expire and be of no further force or effect. All Options that were not vested on the date of Retirement will immediately expire and be of no further force or effect. The foregoing provisions shall apply equally to any Stock Appreciation Rights held by the Participant.

d) Sale or Divestiture of Employer. In the event that the Company sells or divests its controlling interest in any subsidiary or if its control of an affiliate ceases, then any employee of such subsidiary or affiliate who is a Participant shall have 90 days from the date of such sale, divestiture or cessation of control (or one year in the case of a Participant who has attained the age of 55 on such date) in which to exercise all of his or her Options that were vested on such date and all such Options which are not exercised within such 90-day (or one year) period shall expire and be of no further force or effect. All Options that were not vested on the date of such sale, divestiture or cessation of control shall immediately expire and be of no further force or effect. The foregoing provisions shall apply equally to any Stock Appreciation Rights held by the Participant.

12. PRIVILEGES OF STOCK OWNERSHIP

No Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable upon exercise of any Option or Stock Appreciation Right until Shares shall have been issued and delivered: (i) to the Participant in the form of certificates, (ii) to a brokerage or other account for the benefit of the Participant either in certificate form or via "DWAC" or similar electronic means, or (iii) to a book entry or direct registration account in the name of the Participant. No shares shall be issued and delivered upon the exercise of any Option or accompanying Stock Appreciation Rights unless and until there has been compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of an available exemption), all applicable listing requirements of the New York Stock Exchange or any other national securities exchange or market on which the Common Stock is then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

13. ADJUSTMENTS

a) Stock splits, reorganizations, etc. If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities as to which Options (and accompanying Stock Appreciation Rights) may thereafter be granted under this Plan. A corresponding adjustment changing the number or kind of shares or securities allocated to unexercised Options (and any accompanying Stock Appreciation Rights), or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in an outstanding Option (or Stock Appreciation Right) shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Option (or Stock Appreciation Right) but with a corresponding adjustment in the Exercise Price for each Share or other unit of any security covered by the Option (or Stock Appreciation Right).

b) Equity Restructurings. The Committee may, but shall not be obligated to, make an appropriate reduction in the Exercise Price of any outstanding Option, and/or grant additional Options to the holder of any outstanding Option, to compensate for the diminution in the intrinsic value of the Shares resulting from any non-reciprocal transaction (i.e., one in which the Company does not receive consideration) between the Company and its shareholders, such as a spin-off, stock dividend, rights offering, or recapitalization through a special, substantial nonrecurring dividend.

c) Change of Control Events. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding Common Stock of the Company to another corporation, this Plan shall terminate; provided, however, that notwithstanding the foregoing, the Board shall provide in writing in connection with such transaction for any one or more of the following alternatives (separately or in combinations): (i) for each Option and any accompanying Stock Appreciation Rights theretofore granted to become immediately exercisable notwithstanding the provisions of Section 6(c) hereof, (ii) for the assumption by the successor corporation of the Options and Stock Appreciation Rights theretofore granted or the substitution by such corporation for such Options and Stock Appreciation Rights theretofore granted of new options and rights covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the Options and any accompanying Stock Appreciation Rights therefore granted shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such Options and rights. At the discretion of the Committee, any Option Agreement may contain provisions to the effect that upon the happening of certain events, including a change in control of the Company (as defined by the Committee in such Option Agreement), any outstanding Options and accompanying Stock Appreciation Rights not theretofore vested shall immediately become vested and exercisable in their entirety, notwithstanding any of the other provisions of the Option.

d) Authority of Committee. All adjustments under this Section 13 shall be made by the Committee, whose determination as to which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the plan on any such adjustment.

14. AMENDMENT AND TERMINATION OF PLAN

The Board may at any time suspend or terminate the Plan or amend the terms of the Plan. In the event that any provision of applicable law mandates that any such amendment be approved by the Company's shareholders, then such amendment shall be submitted to such shareholders for approval or ratification within a time period that satisfies such law. In the case of other laws that require shareholder approval of amendments as a condition to receiving or preserving certain benefits (e.g., deductibility of certain compensation under Section 162(m) of the Code) or achieving a "safe harbor" status, the Board shall have sole discretion to determine whether or not to submit amendments to the Company's shareholders for approval.

The Committee may from time to time increase or decrease the six-month holding periods specified in the definition of Mature Shares in Section 2 above: (i) to satisfy applicable legal or accounting requirements; (ii) to secure advantageous treatment for the Company or the Participants under any provision of law or any accounting rule, pronouncement or interpretation applicable to financial statements prepared on the basis of accounting principles generally accepted in the United States; or (iii) for any reason determined by the Committee to be in the best interests of the Company or the Participants and not inconsistent with any applicable legal or accounting requirements. The Committee may eliminate such holding periods in the event that there are no legal or accounting requirements that they be imposed or if there is no longer any advantage to the Company or the Participants that they be imposed and such elimination is otherwise consistent with applicable legal and accounting requirements. The Committee may also reinstate holding periods in order to satisfy applicable legal or accounting requirements or to secure advantageous treatment for the Company or the Participants of the type contemplated in this paragraph.

Notwithstanding the foregoing, no amendment, suspension or termination of the Plan by the Board, and no change related to holding periods made by the Committee pursuant to the foregoing paragraph, shall in any way adversely affect the rights of a holder of any outstanding Option or accompanying Stock Appreciation Right without the prior written consent of such holder.

15. ARBITRATION

The Committee may, as a condition to granting Options or Stock Appreciation Rights, require that a Participant agree in writing to submit all disputes or claims arising out of or relating to any such Options or Stock Appreciation Rights to binding arbitration in accordance with such terms as the Committee shall prescribe.